UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 11, 2004

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	02324
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On November 11, 2004, the Compensation Committee of the Board of Directors of Nabi Biopharmaceuticals (the “Company”) approved the grant of options to purchase the following number of shares of the Company’s common stock (the “Options”): (i) to the following executive officers: Raafat E.F. Fahim, Ph.D., the Company’s Senior Vice President, Research, Technical, and Production Operations, 160,000 shares, and Henrik S. Rasmussen, M.D., Ph.D., the Company’s Senior Vice President, Clinical Research, Medical and Regulatory Affairs, and Project Management, 160,000 shares, and (ii) to Richard G. Clark, the Company’s Senior Vice President, Administration and Chief Administrative Officer, 125,000 shares. Mr. Clark was elected an executive officer on November 12, 2004. Drs. Fahim and Rasmussen and Mr. Clark are referred to herein collectively as the “Officers”.

The grant of the Options is subject to the execution by each of the Officers of an option letter agreement (the “Option Agreements”), the material terms of which are described below.

The Options were granted pursuant to the terms and conditions of the Company’s 2000 Equity Incentive Plan and the Option Agreements . The exercise price of each Option is $15.56. Each Option will expire on November 11, 2014 (the “Expiration Date”).

If an Officer remains employed by the Company, then his Options will become exercisable in three installments as follows: 50% on November 11, 2007, 25% on November 11, 2008, and 25% on November 11, 2009.

If an Officer’s employment is terminated by the Company for cause (as defined in the Option Agreement), then his Options will terminate automatically and without notice to the Officer on the employment termination date.

Each Option Agreement provides that, notwithstanding Section 8(D) of each Officer’s Employment Agreement with the Company (which Employment Agreements are dated as of April 1, 2004, in the case of Drs. Fahim and Rasmussen, and May 3, 2004, in the case of Mr. Clark), if an Officer’s employment with the Company terminates for any reason other than cause or death, then his Options will be exercisable, to the extent that they were exercisable immediately prior to the employment termination date, for 90 days after the employment termination date, but in no event beyond the Expiration Date. (Section 8(D) of each Employment Agreement, which is effectively modified by each Option Agreement, provides that if the Officer is terminated without cause, or if the Officer gives notice of termination within 30 days after the expiration of the Employment Agreement and the Company has not offered to renew the Employment Agreement on terms no less favorable to the Officer than the terms then in effect, then all of the Officer’s non-vested stock options will immediately vest and be exercisable for one year after the employment termination date, but in no event beyond the option expiration date.)

Item 8.01. Other Events.

See the disclosure under Item 1.01 concerning Mr. Clark.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: November 17, 2004	By:	/s/ Mark L. Smith
	Name:	Mark L. Smith
	Title:	Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer